307 North Michigan Avenue, Chicago, Illinois 60601-5382 | T: 312.346.8100 January 6, 2021 Dear Shareholders: On January 15, 2021, all shareholders of record on January 5 will receive a one-time special cash dividend of $1.00 per share. As this year begins, it seems a good time to tell you more about why we decided to return this significant amount of capital to investors. Why the Board of Directors Declared this Special Dividend Near the end of each year, Directors evaluate Old Republic’s capital position in relation to the business’s long-term strategy. Nearly all of ORI’s capital is allocated and managed through 26 regulated insurance companies. Each focuses on offering many insurance and related products to core industries in the North American economy. State insurance regulations define the types of coverages our separately chartered companies may underwrite. We observe these regulatory distinctions and accounting conventions in our financial reports. However, we manage the business as a whole. This means we consider two key factors. First: each subsidiary’s underwriting disciplines and the balance sheet leverage that reflects its risk profile. Second: the risk management aspects of the entire enterprise. Here is some useful background and tables that describe how we do this. We Have Sound Capital Allocation Table A reflects the past several years’ capital allocation trends for each of the regulatory groupings of insurance underwriting subsidiaries. The Board and Senior Management use a number of Enterprise Risk Management tools and controls to evaluate our operations. These consider such important matters as maintaining high financial ratings, plus the financial and business expectations of each subsidiary’s customer base. As a result, we determined ORI has enough appropriately allocated capital in all regards, including a reasonable cushion. In addition, several years of favorable operating results for most subsidiaries enabled them to safely raise their dividend payments to the ORI holding company. The funds have been used principally to 1) pay regular cash dividends to our shareholders, and 2) add equity capital to several startups or long-operating subsidiaries in periodic need of capital support. These dividend receipts exceeded those outlays and generated excess funds. These favorable results and the current evaluation of capital levels enabled Directors to declare the additional special dividend. It’s worth noting the table shows a continuing commitment of capital to a previously active operation-the RMIC mortgage guaranty group of companies. This was placed in run-off mode in 2012, and the business remains highly capitalized, at $435 million. As we’ve reported in the past, our objective is to manage RMIC in an economically efficient and rewarding manner by: 1) selling the business to a cash buyer interested in its re-activation, or 2) holding it for a few years until nearly all of the insurance risk in force dissipates. We’re confident that either scenario will allow us to recoup cash equal to any accumulated capital balance, plus more for a variety of meaningful intangible values. With necessary regulatory approvals, we expect to gradually extract and repurpose the capital it generates. We Specialize in Major Industries Table B shows an average 91% of consolidated premium and fee revenue comes from three industry groupings. These account for nearly 55% of the nation’s GDP. Most major subsidiaries in the regulatory reporting segments contribute to the largest of those three industry groups (see Tables C and D). Concentrating on industries we know well is at the core of our long-term strategy. Our primary goal is to achieve underwriting profitability over industry and economic cycles. Experience has shown that a greater possibility of long-term success rests on the following approaches to enterprise-wide, insurance risk management: ∑ Select insurance coverages that are more counter-cyclical in product demand and market-pricing sensitivity ∑ Select industries that tend to be counter-cyclical to achieve greater stability of revenue and profit ∑ Combine industry specialization with expertise in selecting and pricing insurance coverages in which we have strong competencies Our Approach to Underwriting Balances Profitability Over Cycles Table C shows the positive and steadying impact these underwriting approaches have on balancing our profitability over cycles. Together with the underlying strength of ORI’s balance sheet, our focused underwriting helped us weather many economic downturns, including the Great Recession. During those years and their aftermath (2008 to 2012), our balance sheet stood strong. This shows the necessity of a diversified book of business that advances ORI’s long-term objectives in the best interests of our shareholders and other stakeholders. Table D also shows the complementary and usually positive effects that the general economy and specific markets’ cyclical differences can have on overall underwriting profitability (see the first three columns in this table). ORI’s consolidated management of invested assets, corporate taxation, and capital resources is highly sensitive and responsive to those outcomes. They are primarily geared to individual underwriting subsidiaries’ needs and reliance on capital stability and growth to achieve their objectives in the interest of the entire enterprise. We maintain a certain amount of permanent or debt capital for acquiring or starting new businesses. Our deep and continually updated knowledge of the insurance landscape gives us an edge in this regard. Lately, we have not seen any opportunities to purchase businesses that fit our competencies and culture. This means we’re largely focused on organic growth. We believe there are very good opportunities to: 1) retain our currently balanced, diversified book of underwriting exposures, 2) gain market share, and 3) participate in the growth of the industries we serve. We Manage Our Business for the Long Run In our many years’ stewardship, we have steadfastly managed our business for the long run. This recognizes its nature as a long-term undertaking that sustains resources essential to our business. As a publicly traded company, however, we are keenly aware of the common and varying interests of our investors: individuals and large to small fiduciary institutions. Throughout the years we have believed—and shown—that a meaningful measure of Old Republic’s stock performance is its total market return over five- to 10- year periods. This measure includes price appreciation, and intangible values that free markets may attribute at any point. We also measure our financial performance by calculating the total book return based on the actual, measurable results we can effect and achieve as business managers. The total book return calculation combines all cash dividends with the change in shareholders’ equity. Table E shows the 52 years since ORI became a publicly traded company. You can see the total market returns to shareholders exceeded those of generally accepted baseline indices most of the time. The returns have greatly benefitted all shareholders. These include ORI’s intellectual capital providers who— together and through the Company’s Employees Savings and Stock Ownership Plan and other benefit plans, and the direct holdings of our senior officers and Board members—represent 8.9% of outstanding shares. For the group as a whole, these aggregate holdings of 27 million shares place them as the second largest shareholder group. This follows Black Rock, Inc., the world’s biggest money management institution and our largest stockholder. We hope this letter provides timely and pertinent context to the thinking that led to the declaration of this latest special cash dividend. Sincerely, On behalf of Old Republic’s Board of Directors, Craig R. Smiddy Aldo C. Zucaro President and Chief Executive Officer Chairman of the Board

OLD REPUBLIC INTERNATIONAL CORPORATION

Table A

Capital Management: Trends and Objectives

- Old Republic's blended capital allocation process is principally driven by enterprise risk management considerations based on the attained and prospective growth of regulated insurance underwriting subsidiaries and the ensuing balance sheet leverage.

	Capital Allocation Percentages by Regulatory Insurance Groups						
Actual as of December 31,*	General	Title	Subtotal	Life & Accident	Other	RFIG Run-off	Consolidated
2006	59.5%	8.6%	68.1%	2.2%	0.1%	29.6%	100.0%
2007	61.3%	8.8%	70.1%	2.4%	-0.1%	27.6%	100.0%
2008	62.7%	9.7%	72.4%	2.4%	0.3%	24.9%	100.0%
2009	68.3%	10.3%	78.6%	2.5%	1.3%	17.6%	100.0%
2010	71.0%	10.2%	81.2%	2.4%	3.0%	13.4%	100.0%
2011	80.0%	11.1%	91.1%	2.4%	2.0%	4.5%	100.0%
2012	83.7%	13.3%	97.0%	2.4%	2.0%	-1.4%	100.0%
2013	82.2%	13.7%	95.9%	2.1%	2.3%	-0.3%	100.0%
2014	78.0%	13.6%	91.6%	1.7%	2.3%	4.4%	100.0%
2015	78.2%	13.7%	91.9%	1.2%	1.6%	5.3%	100.0%
2016	78.0%	13.9%	91.9%	1.1%	0.5%	6.5%	100.0%
2017	76.5%	13.3%	89.8%	0.8%	1.8%	7.6%	100.0%
2018	76.5%	13.8%	90.3%	0.7%	0.9%	8.1%	100.0%
2019	75.5%	13.8%	89.3%	0.7%	2.4%	7.6%	100.0%
2020 - Nine Months	76.4%	14.8%	91.2%	0.8%	1.1%	6.9%	100.0%
Current Long-Term Objectives	**82.5%**	**15.0%**	**N/A**	**1.0%**	**1.5%**	**0.0%**	**100.0%**

* Percentages are inclusive of all capital instruments.

OLD REPUBLIC INTERNATIONAL CORPORATION

Table B

Insurance Underwriting Long-Focused on Industry Specialization

- In addition to its insurance coverage concentrations (see Table D), Old Republic's long-term underwriting success in its single business of insurance is most significantly due to its long history of specialization in cyclically heterogeneous industries that are at the core of the North American economy.

Percent of Premiums and Fees Volume by Industry Groupings Underlying Specialization

Years Ended December 31,	Banking, Construction, Finance, Housing & Real Estate	Air, Land & Sea Transportation	General Manufacturing & Services, Retail & Wholesale Trade	Subtotal Top 3 Industries	Natural Energy Resources (Coal, Gas, Oil, Utilities, Wind & Turbines)	Education & Government	Health Care	All Other	Total
2006	53.6%	27.6%	8.0%	89.2%	4.0%	2.2%	0.2%	4.4%	100.0%
2007	54.8%	24.9%	9.9%	89.6%	3.7%	2.0%	0.2%	4.5%	100.0%
2008	53.5%	24.7%	12.8%	91.0%	4.0%	0.3%	0.2%	4.5%	100.0%
2009	54.7%	23.9%	13.5%	92.1%	3.4%	0.4%	0.5%	3.6%	100.0%
2010	55.5%	24.6%	11.9%	92.0%	2.9%	0.4%	0.8%	3.9%	100.0%
2011	51.6%	22.4%	16.4%	90.4%	2.7%	1.2%	2.4%	3.3%	100.0%
2012	52.5%	22.8%	14.9%	90.2%	2.7%	1.8%	2.4%	2.9%	100.0%
2013	54.0%	22.0%	15.2%	91.2%	2.6%	1.4%	2.2%	2.6%	100.0%
2014	49.7%	23.3%	17.5%	90.5%	3.0%	1.3%	2.5%	2.7%	100.0%
2015	50.9%	23.6%	17.4%	91.9%	2.5%	1.0%	2.4%	2.2%	100.0%
2016	50.3%	24.2%	17.0%	91.5%	2.2%	1.1%	2.1%	3.1%	100.0%
2017	48.5%	24.4%	18.6%	91.5%	2.2%	0.8%	1.8%	3.7%	100.0%
2018	47.7%	24.8%	18.8%	91.3%	2.4%	1.0%	1.6%	3.7%	100.0%
2019	47.6%	25.3%	18.5%	91.4%	2.3%	1.5%	1.3%	3.5%	100.0%
2020 *									
Average 2006-2019	51.8%	24.2%	15.0%	91.0%	2.9%	1.2%	1.5%	3.5%	100.0%
Most Recent GDP Industry Distributions**	23.9%	3.6%	27.3%	54.8%	2.9%	11.8%	6.9%	23.6%	100.0%

* Full year 2020 data not available but is not expected to reflect any significant departure from that of 2019.

** Derived from data published by the U.S. Department of Commerce at https://apps.bea.gov/iTable/iTable.cfm?reqid=150&step=2&isuri=1&categories=ugdpxind.

OLD REPUBLIC INTERNATIONAL CORPORATION

Table C

Specialized Balance of Business:
Leads to Greater Stability of Long-Term Operating Margins*

- The long-term success of Old Republic's single business of insurance underwriting has been due to the sale of insurance products delivered through four groups of state-regulated insurance underwriting subsidiaries (see Tables B and D for industry specialization and insurance coverages sold).

Years Ended December 31,	General (**)	Title	Subtotal	RFIG Run-off (**)	Consolidated
2006	19.9%	3.2%	14.0%	49.1%	19.4%
2007	21.1%	-1.7%	14.2%	-14.8%	8.6%
2008	20.3%	-7.1%	13.0%	-83.2%	-10.0%
2009	18.7%	0.2%	12.3%	-78.0%	-8.3%
2010	18.7%	0.8%	11.2%	-69.0%	-2.3%
2011	16.8%	2.7%	11.2%	-144.6%	-8.7%
2012	11.2%	4.4%	8.4%	-123.9%	-3.9%
2013	11.5%	6.2%	9.1%	34.8%	10.7%
2014	8.1%	5.7%	7.1%	4.0%	7.0%
2015	11.6%	8.2%	10.2%	13.4%	10.4%
2016	10.9%	9.5%	10.3%	41.1%	11.5%
2017	10.9%	10.4%	10.7%	-59.8%	9.3%
2018	11.1%	9.4%	10.4%	65.7%	11.8%
2019	10.8%	9.3%	10.1%	51.2%	11.4%
2020 - Nine Months	12.0%	10.2%	11.2%	22.8%	11.9%
Latest 5 Years' Average	**11.1%**	**9.3%**	**10.3%**	**22.3%**	**10.9%**
Latest 10 Years' Average	**12.2%**	**6.6%**	**9.9%**	**-18.7%**	**5.7%**
OBJECTIVES 2020 - 2024	**11.0% - 13.0%**	**7.0% - 11.0%**	**10.0% - 12.0%**	**N/A**	**10.0 - 12.0%**

* Pretax operating income (loss) as a percentage of net premiums and fees earned.

** Effective July 1, 2019, immaterial results of the Consumer Credit Indemnity (CCI) run-off business have been classified within the General Insurance Group for all future periods.

OLD REPUBLIC INTERNATIONAL CORPORATION

Table D

Insurance Underwriting: Long-Focused on Selected Insurance Coverages Offered through 26 Regulated Insurers Assigned to Four Regulatory Defined Segments

- The long-term success of Old Republic's single business of insurance underwriting has resulted from the blending of industry specialization (see Table B), types of insurance coverages (see Tables C and D), and a capital allocation process that maximizes utilization among regulated insurance underwriting subsidiaries to promote greater operating returns (see Table C).

	Combined Underwriting Ratios*				
Years Ended December 31,	General	Title	Subtotal	RFIG Run-off	Consolidated
2006	92.4%	99.5%	95.5%	64.2%	90.0%
2007	91.3%	104.7%	95.4%	126.0%	101.5%
2008	93.1%	110.6%	97.8%	194.1%	120.9%
2009	95.6%	101.7%	97.7%	189.1%	118.5%
2010	94.7%	101.0%	97.5%	182.3%	111.4%
2011	94.4%	99.0%	96.2%	252.6%	115.8%
2012	98.7%	96.8%	97.9%	232.2%	110.4%
2013	97.3%	94.7%	96.1%	76.9%	95.0%
2014	100.8%	95.6%	98.8%	106.7%	99.4%
2015	97.6%	93.2%	95.7%	98.0%	96.0%
2016	97.8%	91.7%	95.2%	72.6%	94.6%
2017	97.3%	90.9%	94.6%	177.5%	96.7%
2018	97.2%	92.1%	95.1%	60.9%	94.7%
2019	97.5%	92.2%	95.3%	78.5%	95.1%
2020 - Nine Months	96.5%	91.2%	94.0%	110.7%	94.2%
Average 2015 - 2020	**97.3%**	**91.9%**	**95.0%**	**99.7%**	**95.2%**
Average 2006 - 2020	**96.1%**	**97.0%**	**96.2%**	**134.8%**	**102.3%**
Long-Term Objectives	**90.0% - 95.0%**	**90.0% - 95.0%**	**90.0% - 95.0%**	**N/A**	**90.0% - 95.0%**

* Represents the sum of the ratio of claims & claim expenses and the ratio of general expenses, both taken as percentages of premiums and fees revenues.

OLD REPUBLIC INTERNATIONAL CORPORATION

Table E

Total Returns Compared to Nominal GDP & Selected S&P Indices' Returns

	Old Republic International Corporation (1)					Nominal Gross Domestic Product (GDP)(2)	S&P 500 Index (3)	S&P P&C Insurance Index (3)
Year	Year End Book Value	Year End Market Price	Annual Cash Dividend Declared	Total Book Value Annual & Compounded Return	Total Market Annual & Compounded Return	Total Annual & Compounded Return	Total Annual & Compounded Return	Total Annual & Compounded Return
1968	$0.280	$0.472	$0.007	18.2%	41.8%	9.4%	11.0%	
1969	0.312	0.336	0.010	15.1%	-26.6%	8.2%	-8.4%	
1970	0.360	0.528	0.012	19.2%	60.7%	5.5%	3.9%	
1971	0.472	0.840	0.014	34.9%	61.7%	8.5%	14.3%	
1972	0.480	1.240	0.016	5.1%	49.5%	9.8%	19.0%	
1973	0.472	0.456	0.018	2.2%	-61.7%	11.4%	-14.7%	
1974	0.376	0.408	0.020	-16.1%	-6.1%	8.4%	-26.5%	
1975	0.288	0.440	0.020	-18.1%	12.7%	9.0%	37.2%	
1976	0.560	0.624	0.011	98.3%	44.4%	11.2%	23.9%	
1977	0.792	0.792	0.022	45.3%	30.4%	11.1%	-7.2%	
1978	0.976	0.976	0.033	27.4%	27.4%	13.0%	6.6%	
1979	1.080	1.112	0.052	16.0%	19.3%	11.7%	18.6%	
10 Year Annual Compound Growth Rate				17.6%	16.2%	9.9%	5.9%	
1980	1.224	0.888	0.054	18.3%	-15.3%	8.8%	32.5%	
1981	1.392	1.144	0.054	18.1%	34.9%	12.2%	-4.9%	
1982	1.648	1.456	0.056	22.4%	32.2%	4.3%	21.6%	
1983	1.888	2.353	0.058	18.1%	65.6%	8.7%	22.6%	
1984	2.208	2.039	0.059	20.1%	-11.2%	11.1%	6.3%	
1985	2.304	3.014	0.062	7.1%	51.4%	7.5%	31.7%	
1986	2.528	2.316	0.065	12.5%	-21.0%	5.5%	18.7%	
1987	2.952	1.861	0.068	19.5%	-16.7%	6.0%	5.3%	
1988	3.152	2.345	0.071	9.2%	29.8%	7.9%	16.6%	
1989	3.544	2.604	0.076	14.8%	14.3%	7.7%	31.7%	
10 Year Annual Compound Growth Rate				15.9%	12.6%	7.9%	17.6%	
1990	3.920	2.465	0.081	12.9%	-2.2%	5.7%	-3.1%	-2.3%
1991	4.456	4.207	0.086	15.9%	-74.2%	3.3%	30.5%	25.3%
1992	5.072	5.896	0.094	15.9%	42.7%	5.9%	7.6%	17.2%
1993	5.744	5.363	0.102	15.3%	-7.3%	5.2%	10.1%	-1.8%
1994	6.112	5.037	0.111	8.3%	-4.0%	6.3%	1.3%	4.8%
1995	7.248	8.415	0.121	20.6%	70.1%	4.8%	37.6%	35.4%
1996	7.768	9.511	0.148	9.2%	15.1%	5.7%	23.0%	21.5%
1997	8.312	13.222	0.178	9.3%	41.2%	6.2%	33.4%	45.5%
1998	9.216	12.000	0.206	13.4%	-7.8%	5.7%	28.6%	-6.6%
1999	9.590	7.267	0.262	6.9%	-37.5%	6.3%	21.0%	-25.5%
10 Year Annual Compound Growth Rate				12.7%	13.1%	5.5%	18.2%	10.8%
2000	11.000	17.066	0.294	17.8%	142.1%	6.5%	-9.1%	55.9%
2001	12.480	14.938	0.314	16.3%	-10.6%	3.2%	-11.9%	-8.1%
2002	13.960	14.934	0.336	14.6%	2.0%	3.4%	-22.1%	-11.0%
2003	15.650	20.288	0.890 *	18.5%	42.4%	4.8%	28.7%	26.4%
2004	16.940	20.240	0.403	10.8%	1.9%	6.6%	10.9%	10.4%
2005	17.530	21.008	1.312 *	11.2%	10.5%	6.7%	4.9%	15.1%
2006	18.910	23.280	0.590	11.2%	13.9%	6.0%	15.8%	12.8%
2007	19.710	15.410	0.630	7.6%	-31.5%	4.6%	5.6%	-14.0%
2008	15.910	11.920	0.670	-15.9%	-18.0%	1.8%	-37.0%	-29.4%
2009	16.490	10.040	0.680	7.9%	-10.1%	-1.8%	26.5%	12.4%
10 Year Annual Compound Growth Rate				9.5%	7.4%	4.1%	-1.0%	4.7%
2010	16.160	13.630	0.690	2.2%	43.4%	3.8%	15.1%	8.9%
2011	14.760	8.920	0.700	-4.3%	-27.2%	3.7%	2.1%	-0.3%
2012	14.030	10.650	0.710	-0.1%	23.4%	4.2%	16.0%	20.1%
2013	14.640	17.270	0.720	9.5%	70.7%	3.6%	32.4%	38.3%
2014	15.150	14.630	0.730	8.5%	-11.2%	4.4%	13.7%	15.7%
2015	14.980	18.630	0.740	3.8%	33.4%	4.0%	1.4%	9.5%
2016	17.160	19.000	0.750	19.6%	6.2%	2.7%	11.9%	15.7%
2017	17.720	21.380	1.760 *	13.5%	16.9%	4.3%	21.8%	22.4%
2018	17.230	20.570	0.780	1.6%	4.8%	5.4%	-4.4%	-4.7%
2019	$19.980	$22.370	$1.800 *	26.4%	17.8%	4.0%	31.5%	25.9%
10 Year Annual Compound Growth Rate				7.7%	14.8%	4.0%	13.6%	14.5%
52 Year Annual Compound Growth Rate				12.8%	12.4%	6.4%	10.2%	9.5%

Note: (*) Includes special cash dividends of $1.000, $1.000, $0.800, and $0.534 per share at September 2019 and December 2017, 2005, and 2003, respectively.

Sources: (1) Old Republic Database / (2) Nominal Gross Domestic Product from Federal Reserve Bank St. Louis. / (3) Standard & Poor's Indices from S&P Global Market Intelligence LLC. Data for years 1989 and prior is not available for the S&P P&C Insurance Index.

Safe Harbor Statement Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results. Furthermore, due to the financial market and economic disruptions caused by the COVID-19 pandemic and the associated governmental responses, it is therefore possible that Old Republic's operating results, business and financial condition could be adversely affected in subsequent periods depending on the length and severity of these disruptions. Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short- term investments, and period-to-period variations in the costs of administering the Company's widespread operations. The General Insurance, Title Insurance, Corporate and Other Segments, and the RFIG Run-off business maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions. A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2019 Form 10-K Annual Report filing to the Securities and Exchange Commission, which is specifically incorporated herein by reference. Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.